UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. __)

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NATIONWIDE VARIABLE INSURANCE TRUST
(Name of Registrant as Specified in Its Charter)

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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

December 1, 2017

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Real Estate Fund (the "Fund"), a series of Nationwide Variable Insurance Trust (the "Trust").

Specifically, the Board of Trustees of the Trust (the "Board") has approved the selection of Wellington Management Company LLP ("Wellington Management") to serve as a new subadviser to the Fund. At the same time, the Board approved the termination of Brookfield Investment Management, Inc. ("Brookfield") as a subadviser to the Fund. These changes became effective September 29, 2017. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the "Manager of Managers Order"). The Manager of Managers Order instead requires that this Information Statement be sent to you. The full Information Statement also will be available on the Trust's website at http://www.nationwide.com/mutualfundsshareholdernews until March 31, 2018.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 855-835-8314.

The Board approved the appointment of Wellington Management as the subadviser to the Fund, upon the recommendation of Nationwide Fund Advisors ("NFA"), the investment adviser to the Fund. NFA's recommendation was based primarily on the following factors:

•
the inconsistency of Brookfield's performance over longer periods of time due, in NFA's view, to Brookfield's investment strategy that produces a pattern of long and frequent periods of relative underperformance before recovering;

•	Wellington Management's real estate securities investment strategy, which has produced strong performance returns over full-market cycles; and
•	NFA's belief that Wellington Management's investment strategy and processes will provide consistency of performance.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the "Trust") is furnishing this Information Statement with respect to the NVIT Real Estate Fund (the "Fund"), a series of the Trust. All owners ("Contract Owners") of variable annuity contracts or variable life insurance policies ("variable contracts") who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. This Information Statement will be sent to Contract Owners on or about December 21, 2017. The Information Statement also is available online at www.nationwide.com/mutualfundsshareholdernews. The Trust has received an exemptive order (the "Manager of Managers Order") from the U.S. Securities and Exchange Commission (the "SEC"), which permits Nationwide Fund Advisors ("NFA"), the Fund's investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust's Board of Trustees (the "Board"), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund's daily business affairs, subject to the supervision and direction of the Board. NFA selects the subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund's investment objective. NFA is responsible for the overall monitoring of the Fund's subadviser(s).

Effective September 29, 2017, Wellington Management Company LLP ("Wellington Management") began serving as the subadviser to the Fund, following the termination of Brookfield Investment Management, Inc. ("Brookfield"). As a result of this change, the Fund is now subadvised by Wellington Management.

Wellington Management is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board. Wellington Management is paid a subadvisory fee by NFA from the fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Wellington Management, located at 280 Congress Street, Boston, MA 02210, as the new subadviser to the Fund. Wellington Management began serving as the Fund's subadviser on September 29, 2017, following action taken by the Board on September 13, 2017, to approve Wellington Management as the subadviser to the Fund. The decision by the Board to approve Wellington Management as the subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA's duties to select and supervise the Fund's subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether the subadviser's contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund's investment objective is to seek current income and long-term capital appreciation. Under normal circumstances, the Fund invests at least 80% of its net assets in equity securities of real estate companies that are located in the United States.

As the Fund's subadviser, Brookfield used a proprietary valuation approach that generally compared the amounts by which real estate investment trust ("REIT") securities traded at a discount relative to the net asset value ("NAV") of the real estate properties they owned (the "discount-to-NAV model"). Although Brookfield's approach produced strong investment returns for the Fund initially, the Fund significantly underperformed its Lipper peers in 2014 and 2015, followed by stronger performance in 2016.  NFA believes that Brookfield's discount-to-NAV model relied on backward-looking privately-derived real estate valuations, which NFA believes can cause Brookfield to view a stock to be undervalued when its price may have instead declined due to a deterioration in the issuer's fundamentals.  In addition, NFA believes that this backward-looking approach can often cause Brookfield to view certain stocks as overvalued when in fact they may not be.  For the foregoing reasons, NFA believed that a different subadviser, with a process that may produce stronger and more consistent performance over time, was warranted, and therefore recommended that Brookfield be terminated as the Fund's subadviser.

In evaluating potential subadvisers for the Fund, NFA employed a subadviser selection process that was driven by qualitative, quantitative and risk due diligence processes.  NFA sought managers who use a traditional long-only REIT investment process and who met a variety of quantitative criteria, and screened for candidates that were well-established and known within the industry for their stability. For those potential subadvisers that met the foregoing criteria, a number of additional factors were applied, including, but not limited to, firm stability and ownership structure; composition, experience, culture and compensation structure of the portfolio management team; available capacity for the Fund's assets; and the reasonableness of the candidate's fee and its consistency with the Fund's expense structure. Discussions and onsite due diligence visits were then conducted with potential subadvisers to evaluate their investment strategies, management teams and operational capabilities.

Wellington Management

Of the potential subadvisers that NFA evaluated, NFA determined that Wellington Management was the most qualified and appropriate candidate to subadvise the Fund, considering the results of a detailed due diligence process and the Fund's investment objective and strategies.  Compared to the other candidates, NFA found that the Wellington Management real estate securities investment strategy provided the most consistent absolute and risk-adjusted returns. Wellington Management's real estate investment team, led by a senior member of the team with significant industry and regional experience, and supported by three global industry analysts, utilizes multiple valuation methodologies to produce a portfolio that indicated that Wellington has consistently delivered favorable performance returns and downside protection over various rolling three-year periods.  NFA thus found Wellington Management to have represented the most attractive combination of performance, process and resources of any of the candidates.

Investment decisions for the Fund are made by Bradford D. Stoesser, who serves as its portfolio manager. Mr. Stoesser joined Wellington Management in 2005 and currently serves as Managing Director and Global Industry Analyst.

Based on the foregoing considerations, NFA recommended to the Board that Wellington Management be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held in-person on September 13, 2017, the Board, of which eight of the nine members are not considered to be "interested persons" of the Fund under the Investment Company Act of 1940, as amended (the "1940 Act") ("Independent Trustees"), discussed and unanimously approved the termination of Brookfield as the subadviser to the Fund and the hiring of Wellington Management as the subadviser to the Fund. The Trustees were provided with materials relating to the proposal to appoint Wellington Management in advance of and at the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the proposals. The material factors and conclusions that formed the basis for the Board's approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Wellington Management as Subadviser. The Board considered the information provided by NFA relating to Wellington Management, including information relating to

Wellington Management's investment strategy and process. The Board also considered the experience of the investment personnel of Wellington Management who would manage the Fund.

Investment Performance. The Board considered the information concerning the past performance record of Wellington managing an investment strategy comparable to the strategy it would use in managing the Fund's assets and the investment strategy Brookfield used in managing the Fund and its past performance in managing the Fund.

Fee Level. The Board considered the Fund's overall fee level. The Board noted that the subadvisory fee that NFA will pay to Wellington Management is less than the fee that NFA paid Brookfield.  Although a reduction in the subadvisory fee, by itself, does not affect the Fund's operating expenses (as NFA pays a subadviser out of the investment advisory fees it earns), the Board considered that NFA had agreed to share a portion of the savings it received from the reduction in subadvisory fees with the Fund's shareholders by waiving an amount from its investment advisory fee equal to 50% of such savings.  The advisory fee waiver agreement is in effect until May 1, 2018 and is renewable for successive one-year terms, and cannot be changed or terminated without the approval of the Board. In addition, amounts waived under the contractual fee waiver agreement are not subject to recoupment by NFA.

Economies of Scale. The Board noted that the subadvisory fee schedule with Wellington Management does not include breakpoints.

Profitability; Fallout Benefits. The Board determined to defer any review of potential fallout benefits of the subadvisory agreement to Wellington Management until Wellington Management had served in that capacity for a reasonable period of time.

Terms of the Subadvisory Agreement. The Board noted that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on the totality of multiple factors taken together, the Board unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Wellington Management, dated March 24, 2008, as amended September 19, 2017 to reflect the addition of the Fund (the "Agreement"), was approved by the Board, including the Independent Trustees, on September 13, 2017. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund's shareholders for their approval. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on May 1, 2019, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days' written notice by NFA, the Trust on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 60 days' written notice by Wellington Management. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual fee payable by NFA to Wellington Management (as a percentage of the Fund's average daily net assets) is set forth in the table attached as Exhibit A. The advisory fees of the Fund will not change due to the change in subadvisers and the subadvisory fee schedule with Wellington Management under the Agreement is less than the subadvisory fee schedule with Brookfield.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund's assets to Wellington Management and for overseeing and reviewing the performance of Wellington Management. Wellington Management is required to manage the Fund's portfolio in accordance with the Fund's investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage. Under the Agreement, Wellington Management is authorized to purchase and sell securities on behalf of the

Fund through brokers or dealers Wellington Management selects and to negotiate commissions to be paid on such transactions. In doing so, Wellington Management is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Wellington Management and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund's shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Wellington Management is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Wellington Management's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Wellington Management for any liability and expenses which may be sustained by Wellington Management unless they were the result of Wellington Management's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that Wellington Management establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Wellington Management to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Wellington Management and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC's Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC's website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT WELLINGTON MANAGEMENT

Wellington Management is located at 280 Congress Street, Boston, MA 02210. The following table sets forth the names and principal occupations of the principal executive officers of Wellington Management. The address of each person listed below is 280 Congress Street, Boston, MA 02210.

Name	Title
Cynthia Clarke	Chief Legal Officer
Edward Steinborn	Chief Financial Officer
Brendan Swords	Chief Executive Officer
Nancy Morris	Chief Compliance Officer

Wellington Management is a Delaware limited liability partnership that is owned by the partners of Wellington Management Group LLP, a Massachusetts limited liability company.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund's average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2016, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund's investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 7, 2017. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 25, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund's assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund's assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser's ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser's contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund's business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days' written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of September 30, 2017, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of September 30, 2017, to the Trust's knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of September 30, 2017, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Wellington Management as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies ("Participating Insurance Companies"). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners' voting instructions. If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC ("NFD"), an affiliate of NFA, acts as the Trust's principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC ("NFM"), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide Financial"), provides various administrative and accounting services, including daily valuation of the Fund's shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Wellington Management, nor do any such Officers or Trustees own securities issued by Wellington Management or have any other material direct or indirect interest in Wellington Management.

The Trust will furnish, without charge, a copy of the Trust's most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/ Eric E. Miller
Eric E. Miller, Secretary

December 1, 2017

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to Wellington Management (as a percentage of the Fund's average daily net assets) is set forth in the following table:

Fund	Subadvisory Fees
NVIT Real Estate Fund	0.25% on all Subadviser Assets

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund's average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT Real Estate Fund	0.70% on assets up to $500 million; 0.65% on assets of $500 million or more but less than $1 billion; and 0.60% on assets of $1 billion and more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2016. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Real Estate Fund	$2,044,430
C-1

EXHIBIT D

OUTSTANDING SHARES

As of September 30, 2017, the Fund had issued outstanding shares in the amount set forth in the table below:

Fund	Number of Shares Outstanding
NVIT Real Estate Fund Class I	27,708,458.694
NVIT Real Estate Fund Class II	15,890,158.818
NVIT Real Estate Fund Class Y	None
D-1

EXHIBIT E

5% SHAREHOLDERS

As of September 30, 2017, to the Trust's knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the "shares") of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Real Estate Fund Class I
NATIONWIDE LIFE INSURANCE COMPANY – NWVA9 C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	9,857,196.482	35.57%
NATIONWIDE LIFE INSURANCE COMPANY – NWVAII C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	7,389,826.418	26.67%
NATIONWIDE LIFE INSURANCE COMPANY – NWVLI4 C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	4,844,296.475	17.48%
NATIONWIDE LIFE & ANNUITY INSURANCE COMPANY – NWVL-G C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	1,995,189.514	7.20%
NVIT Real Estate Fund Class II
NATIONWIDE LIFE INSURANCE COMPANY – NWVAII C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	15,090,209.845	94.97%
NVIT Real Estate Fund Class Y
N/A	N/A	N/A

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT Real Estate Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the Internet relating to the NVIT Real Estate Fund (the "Fund") of Nationwide Variable Insurance Trust (the "Trust"). We encourage you to access and review all of the important information contained in the information statement.

The following material is available for view: NVIT Real Estate Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the "Board") approved the selection of Wellington Management Company LLP to serve as a new subadviser to the Fund. At the same time, the Board approved the termination of Brookfield Investment Management, Inc. as subadviser to the Fund. These changes became effective September 29, 2017.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission ("SEC") that allows certain subadviser changes to be made without shareholder approval (the "Manager of Managers Order"). The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC's Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

The full Information Statement will be available on the Fund's website at http://www.nationwide.com/mutualfundsshareholdernews until March 31, 2018. A paper or e‐mail copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 855-835-8314.

If you want to receive a paper or e‐mail copy of the above listed document, you must request one. There is no charge to you for requesting a copy.